FOR IMMEDIATE RELEASE
For more information contact:

Media & Investor Relations	News Media
John Vincenzo	Kevin Flanagan
508.323.1260	508.323.1101
john_vincenzo@3com.com	kevin_flanagan@3com.com
3COM ANNOUNCES PLANS TO ADJOURN SHAREHOLDERS’ MEETING
TO CONTINUE DISCUSSIONS WITH BAIN CAPITAL PARTNERS
Shareholders’ Meeting to Reconvene on Friday, March 7, 2008
MARLBOROUGH, MA — February 28, 2008 — 3Com Corporation (NASDAQ: COMS) today announced that the company intends to convene the shareholders’ meeting scheduled for Friday, February 29, 2008 and immediately adjourn the meeting, without taking a vote on the pending merger transaction with affiliates of Bain Capital Partners. The shareholders’ meeting will be reconvened on Friday, March 7, 2008 at 8 a.m. Eastern Standard Time at the company’s headquarters located at 350 Campus Drive, Marlborough, Massachusetts 01752-3064.
On February 20, 2008, 3Com and affiliates of Bain Capital Partners announced they had withdrawn their joint Committee on Foreign Investment in the United States (CFIUS) filing with Huawei Technologies concerning the parties’ pending merger transaction. 3Com continues to work with Bain Capital Partners to construct alternatives that would address CFIUS’ concerns regarding the company’s pending merger transaction with affiliates of Bain Capital Partners. There can be no assurance that these discussions will not adversely affect the terms of the pending merger transaction, including valuation, or that these discussions will result in an alternative that adequately addresses CFIUS’ concerns.
About 3Com Corporation
3Com Corporation (NASDAQ: COMS) is a leading provider of secure, converged voice and data networking solutions for enterprises of all sizes. 3Com offers a broad line of innovative products backed by world class sales, service and support, which excel at delivering business value for its customers. 3Com also includes H3C Technologies Co., Limited (H3C), a China-based provider of network infrastructure products. H3C brings high-performance and cost-effective product development and a strong footprint in one of the world’s most dynamic markets. Through its TippingPoint division, 3Com is a leading provider of network-based intrusion prevention systems that deliver in-depth application protection, infrastructure protection, and performance protection. For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.
Safe Harbor
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding 3Com and Bain Capital Partners’ efforts to explore alternatives to address CFIUS’ concerns, the parties’ continued discussions and the scheduled shareholders’ meeting and the adjournment thereof. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to the fact there is no assurance that any possible alternative will be acceptable to our board, our shareholders or CFIUS, will be deemed by our board to be in the best interests of our shareholders, will lead to a definitive agreement between the parties, will be approved by our shareholders and/or CFIUS, and, if so approved, will be consummated, and risks related to our ability to hold our scheduled shareholders’ meeting or any adjournment thereof; and other risks detailed in our filings with the SEC, including those discussed in our quarterly report filed with the SEC on Form 10-Q for the quarter ended November 30, 2007. 3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
Additional Information About the Transaction and Where to Find It
In connection with the proposed merger, 3Com has filed a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement because it contains important information about 3Com and the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by 3Com at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from 3Com by directing such request to 3Com Corporation 350 Campus Drive, Marlborough, MA 01752-3064 Attention: Investor Relations; Telephone: 508-323-1198. Investors and security holders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed transaction. 3Com and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of 3Com’s participants in the solicitation is set forth in 3Com’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.
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